SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM S-8


                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933


                                 ALPHATRADE.COM
              ----------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

                 Nevada                             98-0211652
     -------------------------------            -------------------
     (State or Other Jurisdiction of            (I.R.S. Employer
     Incorporation or Organization)             Identification No.)


    400-1111 West Georgia Street, Vancouver, B.C.,   Canada          V6E 4M3
   ---------------------------------------------------------------------------
                (Address of Principal Executive Offices)            (Zip Code)

                      AlphaTrade.com 2002 Stock Option Plan
          -----------------------------------------------------------
                            (Full Title of the Plan)

    United States Corporation, 502 E John St., Room E, Carson City, NV 89706
    ------------------------------------------------------------------------
                     (Name and Address of Agent For Service)

                                 (775) 882-3072
                -----------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)

                         CALCULATION OF REGISTRATION FEE

                             Proposed     Proposed
 Title of                    Maximum       Maximum
Securities       Amount      Offering     Aggregate    Amount  of
  to be           to be        Price      Offering     Registration
Registered      Registered   Per Share      Price          Fee


Common Stock    1,200,000    $.25         $300,000     $27.60










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                                     PART I
                           INFORMATION REQUIRED IN THE
                            SECTION 10(A) PROSPECTUS

Item 1.  Plan Information

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

         Information required by Part I to be contained in the Section 10(a) Prospectus is omitted from the registration statement in accordance with Rule 428 under the Securities Act of 1933 and the Note to Part I of Form S-8.

Item 3.  Incorporation of Documents by Reference

         The Company's Annual Report on Form 10-KSB for the year ended December 31, 2001 and the Form 10-QSB's for fiscal quarters ended March 31, 2002, June 30, 2002 and September 30, 2002.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities covered hereby then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents, except as to any portion of any future Annual or Quarterly Report to Stockholders which is deemed to be modified or superseded for purposes of this Registration Statement to the extent that such statement is replaced or modified by a statement contained in a subsequently dated document incorporated by reference or contained in this Registration Statement.

Item 4.  Description of Securities

         Securities are registered under Section 12(g) of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable

Item 6.  Indemnification of Directors and Officers:

         Nevada Revised Statutes 78.751 and 78.752 (the "Statutes") provide that a corporation may indemnify its present or former directors, officers, employees, agents and other persons in accordance with the procedure contained in the Statutes.

         Article V of the Company's Articles of Incorporation provide: "The directors, officers and stockholders of this corporation are indemnified from any personal liability for damages including costs of developing records, investigator fees and attorney fees, if any, for breach of fiduciary duty or civil suit as a director or officer, but does not eliminate or limit the



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liability for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of dividends in violation of NRS 78.300."

         Article VII, of the Company's By-Laws provides "No Officer or Director shall be personally liable for any obligations of the Corporation or for any duties or obligations arising out of any acts or conduct of said Officer or Director performed for or on behalf of the Corporation. The Corporation shall and does hereby indemnify and hold harmless each person and his heirs and administrators who shall serve at any time hereafter as a Director or Officer of the Corporation from and against any and all claims, judgments and liabilities to which such persons shall become subject by reason of his having heretofore or hereafter been a Director or Officer of the Corporation, or by reason of any action alleged to have heretofore or hereafter taken or omitted to have been taken by him as such Director or Officer, and shall reimburse each such person for all legal and other expenses reasonably incurred by him in connection with any such claim or liability, including power to defend such persons from all suits or claims as provided for under the provisions of the Nevada Revised Statutes; provided, however, that no such persons shall be indemnified against, or be reimbursed for, any expense incurred in connection with any claim or liability arising out of his own negligence or willful misconduct. The rights accruing to any person under the foregoing provisions of this section shall not exclude any other right to which he may lawfully be entitled, nor shall anything herein contained restrict the right of the Corporation to indemnify or reimburse such person in any proper case, even though not specifically herein provided in taking any action or making any payment, or in refusing so to do in reliance upon the advice of counsel."

Item 7.  Exemption From Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The following is a list of exhibits filed as part of the Registration
Statement:

          5.1 Opinion of Carmine J. Bua, III, Esq. regarding the legality of the securities registered hereunder.

         23.1       Consent of HJ & Associates, L.L.C.,
                    Certified Public Accountants.

         23.2       Consent of Counsel (included as part of Exhibit 5.1).

Item 9.  Undertakings

         (a)    The undersigned registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i)   To include any prospectus required by Section 10(a)
                            (3) of the Securities Act of 1933;


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                      (ii)  To reflect in the prospectus any facts or events
                            arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                      (iii) To include any material information with respect to
                            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining a liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling



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persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.












































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
                                   SIGNATURES
                                   ----------
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf of the undersigned, thereunto duly authorized, in the City of Vancouver, British Columbia, on December 30, 2002.


                                 ALPHATRADE.COM



                              BY: /s/ Penny Perfect
                                -------------------
                                PENNY PERFECT
                                President


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature                  Title                              Date
---------                  -----                              ----
/s/ Penny Perfect          President and Director             December 30, 2002
-------------------
PENNY PERFECT



/s/ Victor Cardenas        Director and Treasurer             December 30, 2002
-------------------        (Principal Financial and
VICTOR CARDENAS            Accounting Officer) and
                           Secretary


/s/ Gordon Muir            Director                           December 30, 2002
-------------------
GORDON MUIR
















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                                INDEX TO EXHIBITS
                                -----------------

Sequentially
Exhibit Number               Description
--------------               -----------

       5.1                   Opinion of Carmine J. Bua, III, Esq.
                             regarding legality of the securities
                             registered hereunder.

      23.1                   Consent of HJ & Associates, L.L.C.,
                             Certified Public Accounts.

      23.2                   Consent of Counsel (included as part of
                             Exhibit 5.1.









































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